Exhibit 24.1

POWER OF ATTORNEY

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”) whose signature appears below, hereby names, constitutes and appoints Stephen D. Steinour, Howell D. McCullough III, and Jana J. Litsey or any of them, as his or her attorney-in-fact, to sign, in his or her name, place, stead and behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, a number of authorized and unissued shares of preferred stock, par value $0.01 per share, of the Corporation, including preferred stock convertible or exchangeable into other securities of the Corporation (“Preferred Stock”), common stock, par value $0.01 per share, of the Corporation, depositary shares representing interests in shares of Preferred Stock, senior debt securities of the Corporation, which may or may not be secured, consisting of debentures, capital securities, notes and/or other evidences of indebtedness including debt securities convertible or exchangeable into other securities of the Corporation, subordinated debt securities of the Corporation, consisting of debentures, capital securities, notes and/or other evidences of indebtedness including debt securities convertible or exchangeable into other securities of the Corporation, stock purchase contracts for securities of the Corporation, units representing a combination of any other securities of the Corporation, which may or may not be separable, warrants or options to purchase or sell securities of the Corporation, and guarantees of payment by the Corporation, and likewise to sign and file any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: July 17, 2019

Signature	Title

/s/ Stephen D. Steinour Stephen D. Steinour	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Howell D. McCullough III Howell D. McCullough III	Chief Financial Officer (Principal Financial Officer)

/s/ Nancy E. Maloney Nancy E. Maloney	Executive Vice President and Controller (Principal Accounting Officer)

/s/ Lizabeth Ardisana Lizabeth Ardisana	Director

/s/ Ann B. Crane Ann B. Crane	Director

/s/ Robert S. Cubbin Robert S. Cubbin	Director

Signature	Title

/s/ Steven G. Elliott Steven G. Elliott	Director

/s/ Gina D. France Gina D. France	Director

/s/ J. Michael Hochschwender J. Michael Hochschwender	Director

John C. Inglis	Director

/s/ Peter J. Kight Peter J. Kight	Director

/s/ Katherine M.A. Kline Katherine M.A. Kline	Director

/s/ Richard W. Neu Richard W. Neu	Director

/s/ Kenneth J. Phelan Kenneth J. Phelan	Director

/s/ David L. Porteous David L. Porteous	Director

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director

2